                                                                   EXHIBIT 10.18

                           FUTURE VISION HOLDING, INC.


                            STOCK PURCHASE AGREEMENT

                                  by and among

                           SOFTKEY INTERNATIONAL INC.,

                           FLEXTECH HOLDINGS PTE LTD,

                    HARRY FOX, JOSEPH ABRAMS, SOL ROSENBERG,

                          MATHEW BARLOW, SAMUEL ZEMSKY,

                        K.H. TRUSTEES LTD., SETH ALTHOLZ

                                       and

                                 SHELLY ABRAHAMI

                            dated as of July 17, 1995




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

                                TABLE OF CONTENTS

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES
1.1.  Company Shares to be Sold ..........................................     1
1.2.  Consideration ......................................................     2
1.3.  Escrow .............................................................     2
1.4.  Registration .......................................................     3
1.5.  Closing ............................................................     5
1.6.  Deliveries by the Sellers ..........................................     5
1.7.  Deliveries by the Buyer ............................................     6
1.8.  Accounting Consequences ............................................     6
1.9.  Deliveries by Accountants ..........................................     6

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

2.1.  Corporate Organization; Related Entities ..........................      7
2.2.  Authorization .....................................................      8
2.3.  Capitalization ....................................................      9
2.4.  Ownership of Company Shares .......................................     10
2.5.  Consents and Approvals; Non-Contravention .........................     10
2.6.  Financial Statements ..............................................     11
2.7.  Interim Change ....................................................     11
2.8.  No Undisclosed Liabilities ........................................     14
2.9.  Litigation ........................................................     14
2.10. No Violation ......................................................     15
2.11. Title to Assets ...................................................     16
2.12. Intellectual Property .............................................     16
2.13. Contracts and Commitments .........................................     19
2.14. Customers and Suppliers ...........................................     23
2.15. Products ..........................................................     23
2.16. Competition .......................................................     24
2.17. Insurance .........................................................     24
2.18. Access to Buyer Information .......................................     25
2.19. Sellers' Investment Intent ........................................     25
2.20. Securities Legend; Stop Transfer Instructions .....................     25
2.21. Environmental Matters .............................................     26
2.22. Taxes .............................................................     27
2.23. Benefit Plans .....................................................     30
2.24. Pooling Matters ...................................................     31


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER
3.1.  Corporate Organization ............................................     32
3.2.  Authorization .....................................................     32
3.3.  SEC Filings .......................................................     32
3.4.  Authorization and Issuance of SoftKey Shares ......................     33
3.5.  Consents and Approvals; Non-Contravention .........................     33
3.6.  Litigation ........................................................     33

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1.  Consents and Approvals ............................................     34
4.2.  Further Assurances ................................................     35
4.3.  Access ............................................................     35

                                    ARTICLE V

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

5.1.  Performance of Obligations; Representations and
      Warranties ........................................................     36
5.2.  No Injunction or Restraints .......................................     36
5.3.  Regulatory Approvals ..............................................     37
5.4.  Section 1445 Certificates .........................................     37
5.5.  Escrow Agreement ..................................................     37
5.6.  Affiliate Letters .................................................     37
5.7.  Accountants' Letters ..............................................     37
5.8.  Terminations and Assignments ......................................     37
5.9.  Conversion of Note ................................................     39
5.10. Stockholder Approval ..............................................     39
5.11. Cancelled Promissory Notes ........................................     39
5.12. Translation of Documents ..........................................     39


                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

6.1.  Performance of Obligations; Representations and
      Warranties ........................................................     40
6.2.  No Injunction or Restraints .......................................     40
6.3.  Regulatory Approvals ..............................................     40


                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION
7.1.  Survival ..........................................................     40
7.2.  Indemnification ...................................................     41
7.3.  Procedure for Indemnification .....................................     42
7.4.  Remedies Cumulative ...............................................     44


                                  ARTICLE VIII

                          TERMINATION PRIOR TO CLOSING

8.1.  Termination of Agreement ..........................................     45
8.2.  Effect of Termination .............................................     46


                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1.  Amendment and Waiver ..............................................     46
9.2.  Expenses ..........................................................     47
9.3.  Broker's and Finder's Fees ........................................     47
9.4.  Notices ...........................................................     47
9.5.  Entire Agreement; Binding Effect ..................................     48
9.6.  Applicable Law ....................................................     49
9.7.  Parties in Interest ...............................................     49
9.8.  Counterparts ......................................................     49
9.9.  Headings; Pronouns and Conjunctions ...............................     49
9.10. Announcements .....................................................     49
9.11. Severability ......................................................     49

Schedule I -- Sellers' Information

Exhibit A -- Form of Escrow Agreement
Exhibit B -- Form of Affiliate Letter

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                  THIS AGREEMENT is made and entered into as of this 17th day of July, 1995, by and among SoftKey International Inc., a Delaware corporation (the "Buyer"), and Flextech Holdings Pte Ltd, a Singapore corporation ("Flextech"), Harry Fox ("Fox"), Joseph Abrams ("Abrams"), Sol Rosenberg ("Rosenberg"), Mathew Barlow ("Barlow"), Samuel Zemsky ("Zemsky"), K.H. Trustees Ltd. ("KHT"), Seth Altholz ("Altholz") and Shelly Abrahami ("Abrahami"). Flextech, Fox, Abrams, Rosenberg, Barlow, Zemsky, KHT, Altholz and Abrahami are each sometimes referred to herein as a "Seller" and are together referred to herein as the "Sellers."

                  WHEREAS, the Sellers are the owners of all of the issued and outstanding capital stock of Future Vision Holding, Inc., a New York corporation (the "Company"), and certain of the Sellers are officers and directors of the Company; and

                  WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, all of the issued and outstanding shares of capital stock of the Company, upon the terms and subject to conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

                  1 COMPANY SHARES TO BE SOLD. Upon the terms and subject to the conditions contained herein, at the Closing (as hereinafter defined), each Seller shall sell and transfer to the Buyer, and the Buyer shall purchase and accept from each Seller, the number of shares of the Company's common stock, par value $.01 per share ("Company Common Stock"), set forth on Schedule I hereto, which collectively will constitute all of the issued and outstanding shares of capital stock of the Company immediately prior to the Closing (the "Company Shares").

                  2  CONSIDERATION.

                           (a) Upon the terms and subject to the conditions
contained herein and in consideration of, and in full payment for, the aforesaid sale and transfer of the Company Shares, at the Closing, the Buyer shall sell to the Sellers and issue and deliver or cause to be delivered to the Sellers and the Escrow Agent (as hereinafter defined) an aggregate of 1,116,784 shares, subject to adjustment as set forth in paragraph (b) of this Section 1.2 (the "SoftKey Shares"), of common stock, par value $.01 per share, of the Buyer ("SoftKey Common Stock"), less any shares required to be withheld by the Buyer to pay Taxes of any Seller.

                           (b) In the event that:

                               (i) the expenses of the Company set forth in
paragraphs (a) and (b) of Section 9.2 hereof exceed $50,000 in the aggregate as of the day immediately prior to the Closing Date (as hereinafter defined), then the aggregate number of SoftKey Shares to be delivered to the Sellers pursuant to paragraph (a) of this Section 1.2 shall be reduced by an amount equal to the dollar amount of such excess over $50,000 divided by $31.34, and the number of SoftKey Shares to be issued in the name of each Seller at the Closing (as set forth in Schedule I hereto) shall be accordingly proportionately reduced; and

                               (ii) the indebtedness of the Company other than
trade indebtedness, including specifically all indebtedness to Flextech (other than the Secured Convertible Note referred to in Section 5.9 hereof), all indebtedness to other stockholders and affiliates, indebtedness under banking arrangements, indebtedness under factoring arrangements and indebtedness relating to the Company's acquisition of SuperStudio Ltd., a wholly owned subsidiary of the Company ("SuperStudio"), exceeds $6,000,000 in the aggregate as of the day immediately prior to the Closing Date, then the aggregate number of SoftKey Shares to be delivered to the Sellers pursuant to paragraph (a) of this Section 1.2 shall be reduced by an amount equal to the dollar amount of such excess over $6,000,000 divided by $31.34, and the number of SoftKey Shares to be issued in the name of each Seller at the Closing (as set forth in Schedule I hereto) shall be accordingly proportionately reduced.

                  3  ESCROW.  At the Closing, 148,373 of the SoftKey
Shares, subject to adjustment as set forth below in the event of a reduction in the number of SoftKey Shares to be delivered to the Sellers pursuant to Section 1.2(b) hereof (the "Escrow Shares"), shall be issued in the name of BOB and Co. and delivered to The First National Bank of Boston (the "Escrow Agent"), as Escrow Agent under an Escrow Agreement dated the Closing Date among the Buyer, the Sellers and the Escrow Agent substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"), which Escrow Agreement, among other things, provides for the Escrow Shares to be set aside and held by the Escrow Agent to satisfy (a) the Buyer's claims for indemnification hereunder from and against the Sellers and (b) certain specified legal disputes and proceedings involving the Company or the Subsidiaries (as hereinafter defined), all subject to the terms and conditions set forth in the Escrow Agreement. The Escrow Shares held by the Escrow Agent shall be set aside and held by the Escrow Agent and distributed to the Sellers or the Buyer at the times, and upon the terms and conditions, set forth in the Escrow Agreement. In the event that the number of SoftKey Shares to be delivered to the Sellers is reduced pursuant to
Section 1.2(b) hereof, the number of Escrow Shares to be held in the Indemnity Fund (as defined in the Escrow Agreement) shall be reduced to equal no more than 10% of the SoftKey Shares to be delivered to the Sellers after such reduction.

                  4  REGISTRATION.

                           (a) The Buyer agrees to file a registration statement
on Form S-3 (or another appropriate form) with respect to the resale by each Seller of all of the SoftKey Shares acquired by it hereby, (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable and to use reasonable efforts to cause the Registration Statement to become effective as soon as practicable thereafter. The Buyer will promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the SoftKey Shares offered thereby until the earlier of (x) such time as all of the SoftKey Shares offered thereby have been disposed of in accordance with the intended methods of disposition set forth in the Registration Statement or (y) the expiration of 90 days after the later to occur of (i) the date on which the Registration Statement becomes effective or (ii) the date on which the Sellers are first permitted to Transfer (as defined therein) the SoftKey Shares under paragraph 1(b) of the Affiliate Letters (as hereinafter defined).

                           (b) (i) The Buyer shall promptly notify the Sellers
of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Buyer shall use reasonable efforts to obtain the withdrawal of any such stop order. In the event of any stop order suspending the effectiveness of the Registration Statement, the Buyer shall be required to keep the Registration Statement effective until the earlier of (A) such time as all of the SoftKey Shares offered thereby have been disposed of in accordance with the intended methods of distribution by Flextech and Fox set forth in the Registration Statement or (B) the period required by Section 1.4(a)(y) plus an extended period equal to the number of days during which any such suspension was in effect.

                               (ii) Notwithstanding anything to the contrary
set forth in this Agreement, the Buyer's obligations under this Section
1.4 to file the Registration Statement and to use its reasonable efforts to cause the Registration Statement to become effective shall be suspended in the event and during such period as unforeseen circumstances (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event) which, based upon the advice of outside counsel reasonably acceptable to the Sellers, would require additional disclosure of material information by the Buyer in the Registration Statement as to which the Buyer has a bona fide business purpose for preserving confidentiality or which, based upon the advice of such counsel, renders the Buyer unable to comply with SEC requirements (in either case, a "Suspension Event"). Any such suspension shall continue only for so long as such event is continuing. The Buyer shall notify the Sellers promptly in writing of the existence of any Suspension Event and represents that no such Suspension Event exists on the date hereof. In the event of any such suspension occurring prior to the filing of the Registration Statement, the Buyer shall be required to file the Registration Statement as soon as practicable after the conclusion of the Suspension Event. In the event of any such suspension occurring after effectiveness of the Registration Statement, the Buyer shall be required to keep the Registration Statement effective until the earlier of (x) such time as all of the SoftKey Shares offered thereby have been disposed of in accordance with the intended methods of distribution set forth in the Registration Statement or (y) the period required by Section 1.4(a)(y) plus an extended period equal to the number of days during which any such suspension was in effect.

                               (iii)  Following the effectiveness of the
Registration Statement, each Seller agrees that it will not effect any sales of SoftKey Common Stock at any time after he or it has received notice from the Buyer to suspend sales as a result of a stop order or the occurrence or existence of any Suspension Event or so that the Buyer may correct or update the Registration Statement. The Sellers may recommence effecting sales of SoftKey Common Stock following further notice to such effect from the Buyer, which notice shall be given by the Buyer promptly after the withdrawal of any stop order or the conclusion of any such Suspension Event.

                  5 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom, One Beacon Street, Boston, Massachusetts, at 10:00 A.M., local time, on the later to occur of (a) August 1, 1995 or (b) the date which is two business days after the later to occur of (i) satisfaction of the condition set forth in Section 5.3 hereof and (ii) satisfaction of the condition set forth in Section 5.10 hereof, or at such other time and place as may be agreed upon by the parties. The time and date of the Closing is sometimes referred to herein as the "Closing Date." Upon consummation of the transactions contemplated hereby, the Closing shall be deemed to have taken place as of the close of business on the Closing Date.

                  6 DELIVERIES BY THE SELLERS. On the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer the following:

                           (a) one or more stock certificates evidencing the
Company Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with all requisite stock transfer stamps attached;

                           (b) the stock book, stock ledger, minute book and
corporate seal of the Company;

                           (c) written resignations of all of the officers and
directors of the Company from their positions as officers or directors, effective as of the Closing Date; and

                           (d) such other instruments or documents as may be
reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

                  7 DELIVERIES BY THE BUYER. On the Closing Date, the Buyer shall deliver or cause to be delivered the following:

                           (a) to the Sellers, stock certificates evidencing
the SoftKey Shares other than the Escrow Shares, less any shares required to be withheld by the Buyer to pay Taxes of any Seller, issued in the name of each of the Sellers in the amounts set forth in Schedule I hereto;

                           (b) to the Escrow Agent, one or more stock
certificates evidencing the Escrow Shares issued in the name of BOB and Co.; and

                           (c) such other instruments or documents as may be
reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

                  8 ACCOUNTING CONSEQUENCES. It is intended that the purchase of the Company Shares from the Sellers (a) be accounted for as a pooling of interests and (b) constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The Buyer agrees to use reasonable efforts not to jeopardize the qualification of the purchase of the Company Shares from Sellers as a reorganization within the meaning of Section 368(a) of the Code. Except as set forth in the preceding sentence, the parties hereto shall have no liability to each other in the event that the transaction provided for herein does not constitute a reorganization within the meaning of Section 368(a) of the Code.

                  9 DELIVERIES BY ACCOUNTANTS. On the Closing Date, Coopers & Lybrand L.L.P. and Ernst & Young LLP, independent accountants for the Buyer and the Company, respectively, shall each deliver or cause to be delivered to the Buyer a letter, satisfactory to the Buyer, to the effect that, based upon the information respectively presented to them as of the Closing Date, the business combination to be effected by this Agreement conforms in substance with the principles, guides, rules and criteria of Accounting Principles Board Opinion No. 16 setting forth the criteria for the pooling of interests method of ac-counting, and that such accountants concur in the accounting treatment of the business combination to be effected by this Agreement as a pooling of interests. In the event that this Agreement includes a term or provision which would prevent either Coopers & Lybrand L.L.P. or Ernst & Young LLP from delivering or causing to be delivered such a letter, the Buyer and each of the Sellers agree that each will use its respective reasonable efforts to amend or cause the amendment of this Agreement so that such a letter may be delivered by each such accounting firm.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller other than Abrams, Barlow and KHT hereby severally represents, warrants and agrees as follows:

                  1 CORPORATE ORGANIZATION; RELATED ENTITIES. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in the respective jurisdictions listed in
Section 2.1(a) of the disclosure schedule delivered by the Sellers to the Buyer on or prior to the date hereof (the "Disclosure Schedule"), which constitute every jurisdiction where the character of the Company's properties (owned or leased) or the nature of its activities makes such qualification or licensure necessary, except for failures, if any, to be so qualified or licensed which would not in the aggregate have a Material Adverse Effect (as hereinafter defined).

                           (b) Except as set forth in Section 2.1(b) of the
Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity. The term "Subsidiaries" means all of the corporations set forth in
Section 2.1(b) of the Disclosure Schedule. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Each of the Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing in the respective jurisdictions listed in Section 2.1(b) of the Disclosure Schedule, which constitute every jurisdiction where the character of the Subsidiary's properties (owned or leased) or the nature of its activities makes such qualification or licensure necessary except for failures, if any, to be so qualified or licensed which would not in the aggregate have a Material Adverse Effect.

                           (c) The copies of the Certificate of Incorporation
and By-Laws of the Company and the Subsidiaries heretofore delivered to the Buyer are complete and correct copies of such instruments as presently in effect.

                           (d) As used in this Agreement, any reference to any
event, change or effect having a "Material Adverse Effect" shall mean that such event, change or effect is materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole.

                  2 AUTHORIZATION. Such Seller, (a) if organized in corporate form, has the requisite corporate power and authority, (b) if organized as a trust, has the requisite power and authority or (c) if an individual, has the requisite capacity, to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered or filed by such Seller pursuant hereto (the "Additional Sellers' Documents") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Additional Sellers' Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Flextech and, prior to the Closing Date, will be duly authorized by the stockholders of Flextech, and no other corporate proceedings on the part of Flextech or its stockholders are necessary to authorize this Agreement and the Additional Sellers' Documents with respect to Flextech and the transactions contemplated hereby and thereby with respect to Flextech. No other action of any Seller is necessary to authorize this Agreement and the Additional Sellers' Documents with respect to such Seller and the transactions contemplated hereby and thereby with respect to such Seller. When fully executed and delivered, this Agreement and each of the Additional Sellers' Documents will consti-tute the valid and binding agreements of such Seller, enforceable against such Seller in accordance with their respective terms.

                  3  CAPITALIZATION.

                           (a) As of the date of this Agreement, the authorized
capital stock of the Company consists of 25,000,000 shares of Company Common Stock, 19,200,150 shares of which are issued and outstanding (the "Outstanding Company Shares"). Except as set forth in Section 2.3 of the Disclosure Schedule, all of the Outstanding Company Shares have been, and as of the Closing Date, all of the Company Shares will have been, validly issued, and the Outstanding Company Shares are, and as of the Closing Date, all of the Company Shares will be fully paid, nonassessable and free of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), preemptive rights or other restrictions with respect thereto. The Outstanding Company Shares are, and, as of the Closing Date, the Company Shares will be, owned of record and beneficially by the Sellers. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of the Company, and there are no outstanding options, rights, contracts, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which the Company may be required to purchase, redeem, issue or sell any shares of capital stock or other securities of the Company or in any way relating to the issuance or voting of any capital stock or other securities of the Company.

                           (b) Except as set forth in Section 2.3 of the
Disclosure Schedule, all of the issued and outstanding capital stock of each of the Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by the Company free of any Liens, preemptive rights or other restrictions with respect thereto. There are no securities outstanding which are convertible into or exercisable or exchangeable for shares of capital stock of any of the Subsidiaries, and there are no outstanding options, rights, contracts, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which the Company or any Subsidiary may be required to purchase, redeem, issue or sell any shares of capital stock or other securities of any Subsidiary or in any way relating to the issuance or voting of any capital stock or other securities of any Subsidiary.

                  4 OWNERSHIP OF COMPANY SHARES. Such Seller has good and valid title to the Outstanding Company Shares owned by such Seller, and, as of the Closing Date, such Seller will have good and valid title to the Company Shares owned by such Seller, in each case free and clear of any Liens, except as set forth in Section 2.4 of the Disclosure Schedule, and at the Closing, upon delivery by the Buyer to the Sellers and the Escrow Agent of the consideration given pursuant to Section 1.2 hereof, the Buyer will acquire good and valid title to the Company Shares owned by such Seller, free and clear of any Liens.

                  5 CONSENTS AND APPROVALS; NON-CONTRAVENTION. Except as set forth in Section 2.5 of the Disclosure Schedule and except for any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), neither the execution, delivery or performance of this Agreement or of any of the Additional Sellers' Documents, nor the consummation by the Sellers of the transactions contemplated hereby or thereby, nor compliance by the Sellers with any of the provisions hereof or thereof will (a) violate any provision of the Certificate of Incorporation or By-Laws of the Company or any Subsidiary, (b) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) require any consent, approval or authorization under any contract, lease or other agreement, (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller or the Company or any Subsidiary or any of their respective properties or assets or (e) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the respective properties or assets of any Seller or the Company or any Subsidiary under, any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Seller or the Company or any Subsidiary is a party or by which such Seller or the Company or any Subsidiary or any of their respective properties or assets may be bound, except in the case of clause (d) of this Section 2.5, as to rules and regulations only, and clauses (b), (c) and

(e) of this Section 2.5: (i) for such filings, permits, authorizations, consents or approvals which, if not made or obtained, would not materially impair the ability of any Seller to perform its obligations hereunder and which would not, either individually or in the aggregate, have a Material Adverse Effect; or (ii) for such violations, breaches, defaults or Liens which would not materially impair the ability of any Seller to perform its obligations hereunder and which would not, either individually or in the aggregate, have a Material Adverse Effect.

                  6 FINANCIAL STATEMENTS. The (a) audited consolidated balance sheets of the Company and the Subsidiaries (other than SuperStudio) dated December 31, 1994 and the audited consolidated statements of operations and statements of cash flows of the Company and the Subsidiaries (other than SuperStudio) for the year ended December 31, 1994, (b) unaudited consolidated balance sheets of the Company and the Subsidiaries (other than SuperStudio) dated March 31, 1995 and the unaudited consolidated statements of operations and statements of cash flows of the Company and the Subsidiaries (other than SuperStudio) for the three months ended March 31, 1995 and (c) the unaudited balance sheets of SuperStudio dated December 31, 1994 and March 31, 1995 and the statements of operations and statements of cash flows of SuperStudio for the year ended December 31, 1994 and the three months ended March 31, 1995 heretofore delivered to the Buyer and included in Schedule 2.6 of the Disclosure Schedule (collectively, the "Financial Statements"), fairly present the financial condition of the Company and the Subsidiaries or SuperStudio, as the case may be, as of the dates and for the periods indicated (subject, in the case of interim statements, to normal, recurring, year-end adjustments) and have been prepared in accordance with generally accepted accounting principles as historically and consistently applied (subject, in the case of interim statements, to the absence of footnote disclosure). The revenue recognition policies of the Company and the Subsidiaries are and for all periods covered by the Financial Statements have been in accordance with Statement of Position 91-1 on Software Revenue Recognition (dated December 12, 1991) as prepared by the American Institute of Certified Public Accountants.

                  7 INTERIM CHANGE. Except as set forth in Section 2.7 of the Disclosure Schedule, since March 31, 1995, the Company and the Subsidiaries have been operating only in, and have not engaged in any material transaction other than in, the ordinary course of business and consistent with past practice, and neither the Company nor any Subsidiary has:

                           (a) suffered any change, nor has there occurred or
arisen any event, having or which in the future could reasonably be expected to have a Material Adverse Effect;

                           (b) forgiven or cancelled any debts or claims or
waived, released or relinquished any contract right or any other rights of the business of the Company or any of the Subsidiaries (other than in the ordinary course of business and consistent with past practice);

                           (c) paid, discharged or satisfied any liens,
encumbrances, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with past practice;

                           (d) suffered any damage, destruction or loss of
property, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect;

                           (e) accelerated the collection of, granted any
discounts (other than in the ordinary course of business and consistent with past practice) with respect to or sold or assigned to third parties any accounts receivable or delayed the payment of any payables of the Company or any Subsidiary or, other than in the ordinary course of business and consistent with past practice, written off as uncollectible any accounts receivable or any portion thereof;

                           (f) changed its policy with respect to the recording
of return reserve provisions or provisions for bad debt;

                           (g) created, incurred or assumed any long-term debt
(including obligations in respect of capital leases), or assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, corporation, partnership, joint venture, association, organization or other entity (a "Person"), except for the endorsement of checks in the ordinary course of collection, or made any loans, advances or capital contributions to, or investment in, any other Person;

                           (h) mortgaged, pledged or subjected to any mortgage,
pledge, lien, charge or other encumbrance of any kind or, except for liens for current Taxes (as defined in Section 2.22(b) hereof) not yet due and except for sales of inventory in the ordinary course of business and consistent with past practice, sold, assigned or transferred any of its properties or assets (real, personal or mixed, tangible or intangible);

                           (i) (i) increased in any manner the wages, salaries
or compensation of any officer, employee or other person, except as required under any written plan, agreement or arrangement in effect as of December 31, 1994, (ii) paid or agreed to pay any pension, retirement allowance or other employee benefit not required or contemplated by any plan, agreement or arrangement in effect as of December 31, 1994 to any such officer, employee or other person or (iii) committed itself to any additional pension, profit-sharing, bonus, severance pay, retirement or other benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person or to amend any such plan, agreement or arrangement in effect as of December 31, 1994, except as may have been required to comply with applicable law;

                           (j) experienced any work stoppage or other concerted
activity or labor difficulty;

                           (k) acquired (i) by merger or consolidation with, or
by the purchase of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are material in the aggregate to the Company and the Subsidiaries taken as a whole, except purchases of inventory, materials and supplies in the ordinary course of business and consistent with past practice and capital expenditures for additions to property, plant, equipment or intangible capital assets not exceeding $50,000 in the aggregate;

                           (l) entered into any agreement, contract or
commitment, other than (i) in the ordinary course of business or (ii) as contemplated by this Agreement, with respect to the manufacture of any software product of the Company or any of the Subsidiaries or any update, upgrade or derivative thereof, whether now in process, under contract or in publication, which has ever been or is currently being developed, licensed, manufactured, sold, distributed or otherwise published by the Company or any of the Subsidiaries (collectively, the "Products");

                           (m) declared, paid or set aside for payment any
dividend or other distribution (whether in cash, stock or property or any combination thereof) directly or indirectly to any Seller;

                           (n) made any change in its accounting principles or
methods, except as may have been required by a change in generally accepted accounting principles;

                           (o) amended the Certificate of Incorporation or
By-Laws of the Company or the charter or by-laws or other equivalent organizational documents of any Subsidiary; or

                           (p) authorized, or committed or agreed, whether in
writing or otherwise, to take, any of the actions described elsewhere in this
Section 2.7.

                  8 NO UNDISCLOSED LIABILITIES. Except (a) as set forth in
Section 2.8 of the Disclosure Schedule, (b) as and to the extent of the amounts specifically reflected or reserved against in the Financial Statements, (c) for any contingent liabilities disclosed in the footnotes (if any) to the Financial Statements, (d) for write-offs or discounts of receivables and actual returns taken, made or accepted by the Company or the Buyer after the Closing or (e) for current liabilities which were incurred, and obligations under agreements, commitments or contracts entered into, in the ordinary course of business and consistent with past practice, neither the Company nor any Subsidiary has liabilities or obligations of any nature (whether absolute, accrued, known or unknown, contingent or otherwise and whether due or to become due). Without limiting the foregoing, to the extent minimum royalties under any contract, agreement, arrangement or understanding have not been paid in full, such royalties are adequately accrued for in the Financial Statements. The Sellers shall not be liable for any Loss (as hereinafter defined) incurred or sustained by the Buyer as a result of any breach of this Section 2.8 relating to an undisclosed Intellectual Property (as hereinafter defined) liability or obligation unless such Loss also constitutes a breach of Section 2.12 hereof.

                  9 LITIGATION. Except as set forth in Section 2.9 of the Disclosure Schedule, there is no claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the knowledge of such Seller or the Company or any Subsidiary, threatened against or involving any Seller or the Company or any Subsidiary or affecting any of the respective properties or assets of any Seller or the Company or any Subsidiary which, if adversely determined, would, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or which in any manner seeks injunctive or other non-monetary relief which relief could reasonably be expected to cause a Material Adverse Effect or seeks to prevent, enjoin, alter or delay any transaction contemplated hereby, nor, to the best knowledge of such Seller, is there any basis for any such claim, action, suit, inquiry, proceeding or investigation. None of the Sellers or the Company or any Subsidiary is subject to any order, writ, injunction or decree which, individually or in the aggregate, has or in the future could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Seller to consummate the transactions contemplated hereby.

                  10 NO VIOLATION. Except as set forth in Section 2.10 of the Disclosure Schedule, neither such Seller nor the Company or any Subsidiary is in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) in the case of the Company, its Certificate of Incorporation or ByLaws, (b) in the case of a Subsidiary, its charter or by-laws or other equivalent organizational documents, (c) any order, writ, decree, statute, rule or regulation applicable to such Seller or the Company or any Subsidiary or any of their respective properties or assets or (d) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Seller or the Company or any Subsidiary is a party or by which such Seller or the Company or any Subsidiary or any of their respective properties or assets may be bound, which breaches, violations or defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company and each Subsidiary has, and is in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable it to own its business and conduct its business as currently conducted and as proposed to be conducted and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (x) would render legally impermissible the transactions contemplated by this Agreement or (y) could reasonably be expected to result in the material impairment of the continued use or exercise by the Company or any Subsidiary after the date hereof of any material right used or exercised (or reasonably expected to be used or exercised) by the Company or the Subsidiary, respectively, in the conduct of the Company's business or the Subsidiary's business, respectively, in any case, as currently conducted and as proposed to be conducted or (z) could reasonably be expected to have a Material Adverse Effect.

                  11 TITLE TO ASSETS. Except as set forth in Section 2.11 of the Disclosure Schedule, the Company or a Subsidiary has good and marketable title, free and clear of all Liens (other than Liens for current Taxes not yet due and minor imperfections of title or minor encumbrances, if any, which in the aggregate do not materially detract from the value of the Assets (as hereinafter defined) or impair in any material respect the conduct of the business of the Company and the Subsidiaries taken as a whole as heretofore conducted or the continued use by the Company or any Subsidiary of the property subject thereto for the use being made thereof), to all of the assets, real property, interests in real property, rights, franchises, copyrights, trademarks, trade names, licenses and properties tangible or intangible, real or personal, wherever located which are used in the conduct of the business conducted by the Company or the Subsidiaries (the "Assets"), other than property that is leased or licensed. Except as set forth in Section 2.11 of the Disclosure Schedule, the Company or a Subsidiary has valid and enforceable leases or licenses, as the case may be, with respect to the Assets consisting of property that is leased or licensed, under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  12 INTELLECTUAL PROPERTY. The Company or a Subsidiary owns, licenses or otherwise has the right to use, sell, license or dispose of all industrial and intellectual property rights, including without limitation all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, computer programs, content and other computer software (including CD-ROMs), source code and object code for the software programs already published, currently being published, or proposed to be published by the Company, technology, know-how, trade secrets, proprietary processes and formulae (collectively, "Intellectual Property") material to the conduct of the business of the Company or the Subsidiaries as heretofore conducted. A true and complete listing labeled by owner or licensee, as the case may be, set-ting forth all patents, federal, foreign, state or common law trademarks or service marks, trade names or brand name registrations, copyrights and copyright registrations, and all pending applications and applications to be filed, if any, therefor, owned by, or licensed to, the Company or any Subsidiary, and the status thereof, is contained in Section 2.12 of the Disclosure Schedule, and the rights of the Company or the Subsidiary to all such Intellectual Property are in full force. Except as set forth in Section 2.12 of the Disclosure Schedule:

                           (a) the Company or a Subsidiary has the sole and
exclusive right to use, sell, license, dispose of or bring actions for the infringement of its rights to the Intellectual Property, subject to such third-party rights as are set forth in Section 2.12 of the Disclosure Schedule, with such exceptions as could not reasonably be expected to have in the aggregate a Material Adverse Effect; there are no royalties, honoraria, fees or other payments payable by the Company or any Subsidiary to any Person by reason of ownership, use, licensure, sale or disposition of any Intellectual Property; and the consummation of the transactions contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any license or other agreement to use, sell, license or dispose of such Intellectual Property which could reasonably be expected to have in the aggregate a Material Adverse Effect or (ii) in any way impair the right of the Company or any Subsidiary to use, sell, license or dispose of or to bring any action for the infringement of any of the rights of the Company or the Subsidiary to the Intellectual Property or any portion thereof;

                           (b) none of the former or present employees, officers
or directors of the Company or any Subsidiary holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property which the Company or any Subsidiary currently uses, sells, licenses or of which it disposes, or the use, sale, licensure or disposal of which is necessary for the business of the Company or any Subsidiary as presently conducted; neither the Company nor any Subsidiary is a party to any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any employee of the Company with the Company, any Subsidiary or any other party;

                           (c) each license and other agreement with respect to
any Intellectual Property is a valid, legally binding obligation of the Company or a Subsidiary and, to the best knowledge of the Company and such Seller, all other parties thereto, enforceable in accordance with its terms, with such exceptions as could not reasonably be expected to have in the aggregate a Material Adverse Effect and except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and neither the Company nor any Subsidiary is in breach, violation or default thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation or default or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such license or agreement), and neither such Seller nor the Company nor any Subsidiary has reason to believe that any other party to any such license or other agreement is in breach, violation or default thereof, other than, in each case, such breaches, violations and defaults as could not reasonably be expected to have in the aggregate a Material Adverse Effect;

                           (d) the manufacture, marketing, use, sale, licensure
or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by the Company or any Subsidiary or proposed to be used, sold, licensed or disposed of by the Company or any Subsidiary does not and will not violate any license or agreement with any third party or infringe on the rights of any Person, nor has such an infringement been alleged within three years preceding the date of this Agreement; there is no pending or, to the best knowledge of such Seller, the Company and the Subsidiaries, threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property nor, to the best knowledge of such Seller, the Company and the Subsidiaries, is there a valid basis for any such claim or litigation, nor has the Company or any Subsidiary received any notice asserting that the proposed use, sale, license or disposition by the Company or any Subsidiary of any of the Intellectual Property of the Company or any Subsidiary conflicts or will conflict with the rights of any other party, nor is there, to the best knowledge of such Seller and the Company and the Subsidiaries, a valid basis for any such assertion; and

                           (e) neither the Company nor any Subsidiary has been
alleged in writing to have, nor, to the best knowledge of such Seller and the Company and the Subsidiaries, has it, infringed any copyright, patent, trademark or trade name or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection, with such exceptions as could not reasonably be expected in the aggregate to have a Material Adverse Effect; and none of such Seller or the Company or any Subsidiary has asserted any claim of infringement, misappropriation or misuse within the past three years.

                  13  CONTRACTS AND COMMITMENTS.

                           (a) Section 2.13(a) of the Disclosure Schedule sets
forth, labeled by the subparagraph of this Section 2.13(a) to which each listed item is responsive, a complete and accurate list of all of the following contracts, agreements, arrangements or understandings (whether written or oral) of the Company or any of its Subsidiaries (such contracts, agreements, arrangements or understandings as set forth in Section 2.13(a) of the Disclosure Schedule and all agreements relating to Intellectual Property set forth in
Section 2.12 of the Disclosure Schedule being "Material Contracts"):

                                 (i) royalty or other payment obligations (A)
relating to any of the Products which has generated revenue within the Company's last three fiscal years or which is reasonably anticipated to generate revenue in fiscal year 1995 or fiscal year 1996 and (B) under any license, development or other contract, agreement, arrangement or understanding providing for minimum royalty or other payments not fully paid by the Company or any Subsidiary as of the date of this Agreement;

                                 (ii) advances made with respect to or on
account of the Products which remain outstanding and which have not been written off;

                                 (iii) (A) editorial and other development
agreements relating to the Products which have involved or are reasonably anticipated to involve commitments of over $50,000 and which have not been fully performed and (B) distributor, dealer or manufacturer's representative contracts or agreements relating to the Products which are currently offered for sale by the Company or any of its Subsidiaries (to the extent the obligations under such agreements are not reflected on the Disclosure Schedule lists provided pursuant to Section 2.13(a)(i) and (ii));

                                 (iv) distributor, dealer or manufacturer's
representative contracts, agreements, arrangements or under-standings which are not terminable on less than 90 days notice without cost or other liability to the Company or any of its Subsidiaries (except for contracts which, in the aggregate, are not material to the business of the Company and the Subsidiaries taken as a whole);

                                 (v) sales contracts which entitle any customer
to a rebate or right of set-off, to return any product to the Company or any Subsidiary after acceptance thereof or to delay the acceptance thereof, including without limitation any consignment arrangements;

                                 (vi) contracts or other commitments with any
supplier containing any provision permitting any party other than the Company or any of its Subsidiaries to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon either the occurrence of a failure by the Company or any Subsidiary to meet its obligations under the contract when due or the occurrence of any other event;

                                 (vii) all manufacturing contracts or
arrangements to which the Company or any Subsidiary is a party;

                                 (viii) credit agreements, notes, indentures,
security agreements, pledges, guarantees of or agreements to acquire any such debt obligation of others or similar documents relating to indebtedness for borrowed money (including without limitation interest rate or currency swaps, hedges or straddles or similar transactions) to which the Company or any Subsidiary is a party or by which any of its assets are bound, restricted or encumbered;

                                 (ix) all employment, consulting, severance or
termination agreements, commitments or understandings which require or may require the Company or any Subsidiary to pay more than $50,000 (in base salary in the case of employment contracts) in any 12-month period;

                                 (x) agreement, or group of related agreements
with the same party or any group of affiliated parties, under which the Company or any Subsidiary has or has agreed to lease (A) any real property or (B) any other property requiring aggregate annual payments of at least $25,000, in the case of either (A) or (B) as lessee or lessor; and

                                 (xi) all deeds, title documents, title reports
or similar documents related to any real property owned by the Company or any Subsidiary.

                            (b) Except as set forth in Section 2.13(b) of the
Disclosure Schedule:

                                 (i) no purchase contract of the Company or any
Subsidiary (or group of related contracts with the same party) (A) continues for a period of more than 6 months (including renewals or extensions at the option of another party); (B) requires payment of more than $50,000 in any 12-month period; or (C) is not terminable by the Company or any Subsidiary without penalty upon notice of 60 days or less (excluding any contract or group of contracts with a customer of the Company or any Subsidiary for the sale, lease, license or rental of Products if such contract or group of contracts was entered into by the Company or any Subsidiary in the ordinary course of business);

                                 (ii) neither the Company nor any of its
Subsidiaries has any outstanding contract with respect o the employment of any officer, individual, employee, agent, consultant, adviser, salesperson, representative or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time, contract or consulting basis which is not terminable by the Company or the Subsidiary, as the case may be, on notice without cost or other liability to the Company or the Subsidiary, including without limitation any penalty or premium or provision for the payment of any bonus or commission based on the Company's (and not the Person's) sales or earnings (except for payments required by applicable statutes);

                                 (iii) neither the Company nor any of its
Subsidiaries has any pension, profit-sharing, bonus, severance pay, retirement, hospitalization, insurance, stock purchase, stock option or other benefit plan, arrangement, understanding or agreement, commitment or understanding with or for the benefit of any Person (a "Benefit Plan") or any other employment or consulting agreement that contains any severance or termination pay, liability or obligation;

                                 (iv) neither the Company nor any of its
Subsidiaries has any Benefit Plan other than group insurance plans applicable to employees generally;

                                 (v) neither the Company nor any of its
Subsidiaries has any employee to whom it is paying a base salary at an annual rate of more than $75,000 for services rendered;

                                 (vi) neither the Company nor any of its
Subsidiaries is restricted by any agreement (including without limitation any distribution, marketing or sales contract or agreement) from carrying on its business in any material respect anywhere in the world (other than by geographic or use restrictions contained in licenses relating to Intellectual Property);

                                 (vii) neither the Company nor any of its
Subsidiaries has any outstanding loan to any Person, other than reasonable travel advances to employees for travel and reasonable entertainment expenses in the ordinary course of business;

                                 (viii) neither the Company nor any of its
Subsidiaries has any power of attorney outstanding or any obligation or liability (whether absolute, accrued, contingent or otherwise) as surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, except as an endorser of checks in the ordinary course of collection;

                                 (ix) there exists no voting trust,
stockholders' agreement, pledge agreement or buy-sell agreement relating to any securities of the Company or any Subsidiary which is in effect or will be in effect as of the Closing;

                                 (x) neither the Company nor any of its
Subsidiaries has any agreement or obligation (contingent or otherwise) to issue or sell or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities; and

                                 (xi) neither the Company nor any of its
Subsidiaries has any other contract which is material to its business, operations or prospects or any other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1, if the Company were registering securities under the Securities Act.

                            (c) Except as disclosed in Section 2.13(c) of the
Disclosure Schedule, each Material Contract: (i) is, to the best knowledge of such Seller and the Company and the Subsid-iaries, valid and binding on the other party or parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company or any Subsidiary nor, to the best knowledge of such Seller and the Company and the Subsidiaries, any other party to any Material Contract is in breach of, or default under, any Material Contract.

                  14 CUSTOMERS AND SUPPLIERS. Sections 2.14(a) and (b), respectively, of the Disclosure Schedule set forth (a) a list of the ten largest customers of the Company and the Subsidiaries in terms of net sales during the fiscal year ended December 31, 1994, showing the approximate total sales by the Company and the Subsidiaries to each such customer during the fiscal year ended December 31, 1994 and the year-to-date 1995 net sales figure for each such customer through May 31, 1995; and (b) a list of the ten largest suppliers of goods and materials to the Company and the Subsidiaries in terms of purchases during the fiscal year ended December 31, 1994, showing the approximate total purchases by the Company and the Subsidiaries from each such supplier during the fiscal year ended December 31, 1994 and the year-to-date 1995 purchase figure for each such supplier through May 31, 1995. There has not been any adverse change in the business relationship of the Company and the Subsidiaries with any customer or supplier named in Section 2.14(a) or 2.14(b) of the Disclosure Schedule since December 31, 1994 which could reasonably be expected to have in the aggregate a Material Adverse Effect.

                  15 PRODUCTS.

                            (a) Set forth in Section 2.15(a) of the Disclosure
Schedule is (i) a complete and accurate list of all Products currently developed, licensed, manufactured, sold, distributed or otherwise published by the Company or any of the Subsidiaries ("Current Products"), (ii) if applicable, the current version number of each Current Product and (iii) information as to whether all rights to each Current Product and its software code are owned by the Company or any Subsidiary or are licensed from one or more third parties, naming any such third party.

                            (b) Set forth in Section 2.15(b) of the Disclosure
Schedule is a list of all license or other agreements pursuant to which any part or component of any Current Product is licensed from a third party and a detailed description of the part or component so licensed.

                            (c) Set forth in Section 2.15(c) of the Disclosure
Schedule is a detailed description of the video clips, audio clips, photography, animations and other "content" files utilized or incorporated in any Current Product, including information as to (i) whether such files are owned by the Company or any Subsidiary or licensed from a third party and (ii) the sources of such files.

                            (d) The general returns policy of the Company and
the Subsidiaries with respect to Current Products is as set forth in Section 2.15(d) of the Disclosure Schedule.

                  16 COMPETITION. Except as set forth in Section 2.16 of the Disclosure Schedule and except for ownership of publicly traded shares of a company, not in excess of 1% of such company's outstanding publicly traded shares, such Seller does not own, directly or indirectly, any capital stock or other equity securities of, has any direct or indirect equity or ownership interest in, and is serving as a director, officer, employee, consultant or agent of any individual, partnership, corporation, association, trust or unincorporated association which competes with, or conducts the same business as, the Company or any of its Subsidiaries.

                  17 INSURANCE. Section 2.17 of the Disclosure Schedule sets forth all policies or binders of insurance held by or on behalf of the Company and the Subsidiaries (specifying the insurer, amount of the coverage, type of insurance, expiration date of each policy, risks insured and any pending claims thereunder). There has not been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There are no outstanding past due premiums or claims, and there are no provisions for retroactive or retrospective premium adjustments. No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Company or any Subsidiary or any officer or director thereof. Section 2.17 of the Disclosure Schedule also sets forth a description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business of the Company and the Subsidiaries.

                  18 ACCESS TO BUYER INFORMATION. Each Seller hereby represents that (a) she or he has been furnished by the Buyer during the course of this transaction with all information regarding the Buyer which she or he had requested, (b) all documents that have been reasonably requested by any Seller have been made available for such Seller or such Seller's counsel's inspection and review, (c) she or he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Buyer concerning the terms and conditions of the sale of the SoftKey Shares to her or him by the Buyer, as consideration for her or his sale of the Company Shares to the Buyer, and (d) any other additional information which she or he has requested has been provided. Each Seller hereby agrees and acknowledges that the terms of this Agreement represent the definitive terms of its acquisition of the SoftKey Shares and shall supersede any terms set forth in any letter, memorandum, document or term sheet and any discussion, agreement or understanding of any and every nature among the parties hereto.

                  19 SELLERS' INVESTMENT INTENT. Each Seller represents that the SoftKey Shares to be issued and delivered to her or him hereunder are being acquired for her or his own account (or, in the case of KHT, for the account of certain specified employees of SuperStudio Ltd., one of the Subsidiaries), for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others in contravention of the Securities Act and the rules and regulations promulgated thereunder; provided, however, that the parties hereto acknowledge that the Sellers may dispose of some or all of the SoftKey Shares pursuant to an effective registration statement under the Securities Act. Each Seller agrees that she or he will not sell or otherwise transfer the SoftKey Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

                  20 SECURITIES LEGEND; STOP TRANSFER INSTRUCTIONS. Each
Seller consents to the placement of a legend on any certificate or other document evidencing the SoftKey Shares, stating that such SoftKey Shares have not been registered under the Securities Act or any state securities or "Blue Sky" laws and setting forth or referring to the restrictions on transferability and sale thereof, including the restrictions set forth herein. Each Seller is aware that the Buyer will make a notation in its appropriate records with respect to the restrictions on the transferability of such SoftKey Shares. Each

Seller also consents and acknowledges that "stop transfer" instructions may be noted against the SoftKey Shares received by him as consideration hereunder. The Buyer hereby undertakes to remove any legend described in this Section 2.20 or to rescind any "stop transfer" instructions described in this Section 2.20 as to any Seller's SoftKey Shares (a) if such Seller furnishes the Buyer with an opinion of counsel or other written information reasonably satisfactory in form and content to the Buyer that such legend or any such instructions are no longer required (as applicable) or (b) with respect to and at the time of the disposition of any such SoftKey Shares pursuant to an effective registration statement under the Securities Act.

                  21  ENVIRONMENTAL MATTERS.

                            (a) Except as set forth in 2.21 of the Disclosure
Schedule, during any period that the Company or any Subsidiary has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of oil or petroleum or Hazardous Materials (as hereinafter defined) on, from or under such properties or facilities by the Company or any Subsidiary or, to the best knowledge of such Seller, by any third party. Except as set forth in Section 2.21 of the Disclosure Schedule, neither the Company nor any Subsidiary nor such Seller has knowledge of any presence, disposals, releases or threatened releases of oil or petroleum or Hazardous Materials on, from or under any of such properties or facilities (including without limitation the presence of oil or petroleum or Hazardous Materials in the outdoor environment of such properties or facilities, whether or not the oil or petroleum or Hazardous Material originated from such properties or facilities), which may have occurred prior to the Company or any Subsidiary having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "facility," "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) any similar federal, state or local law; or (iii) regulations promulgated under any of the above laws or statutes.

                            (b) None of the properties, facilities or operations
of the Company or any Subsidiary is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. Except as set forth in Section 2.21 of the Disclosure Schedule, during the time that the Company or any Subsidiary has owned or leased its properties and facilities, neither the Company or any Subsidiary nor, to the best knowledge of such Seller and the Company and the Subsidiaries, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                            (c) During the time that the Company or any
Subsidiary has owned or leased its properties and facilities, there has been no litigation brought or threatened against and no request for information made to the Company or any Subsidiary by, or any settlement reached by the Company or any Subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any oil or petroleum or Hazardous Materials on, from or under any of such properties or facilities.

                  22 TAXES.

                            (a) Except as disclosed in Section 2.22 of the
Disclosure Schedule:

                                 (i) All returns, declarations, reports,
estimates, information returns, and statements (collectively, "Tax Returns") required to be filed by the Company or any Subsidiary on or before the date hereof for all periods ending on or before the Closing Date have been (or will be) timely filed, and all such Tax Returns are true, correct and complete, except for such failures to be true, correct and complete which would not create aggregate liability for the Company or the Subsidiaries in excess of $20,000. Neither the Company nor any Subsidiary is required to file any state Tax Returns other than in the State of New York.

                                 (ii) The Company and each Subsidiary have
timely paid all Taxes reasonably believed to be due or claimed to be due from any of them by any federal, state, local or foreign taxing authority in respect to periods (or any portion thereof) ending on or before the date hereof.

                                 (iii) There are no liens for Taxes upon the
assets of the Company or any Subsidiary except liens for Taxes not yet due and payable.

                                 (iv) The Tax Returns of the Company and each
Subsidiary are closed by statute for the periods set forth in Section 2.22 of the Disclosure Schedule. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Subsidiary which has not been resolved and paid in full. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company or any Subsidiary.

                                 (v) The Company has not made any change in
accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which is reasonably likely to have a Material Adverse Effect.

                                 (vi) The Company and the Subsidiaries have
complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                                 (vii) No audit or other proceeding by any
federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received a written notice of any pending audits or proceedings.

                                 (viii) Neither the Company nor any Subsidiary
is a party to, is bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement. No power of attorney has been granted by the Company with respect to any matter relating to Taxes which is currently in force.

                                 (ix) No deficiency for any Taxes has been
proposed, asserted or assessed against the Company or any Subsidiary which has not been resolved or paid in full.

                                 (x) There are no outstanding requests,
agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries.

                                 (xi) No power of attorney granted by either the
Company or any of the Subsidiaries with respect to any Taxes is currently in force.

                                 (xii) Neither the Company nor any of the
Subsidiaries is a party to, is bound by or has any obligation under, any agreement providing for the allocation or sharing of Taxes.

                                 (xiii) Neither the Company nor any of the
Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of the Subsidiaries.

                                 (xiv) Neither the Company nor any Subsidiary
is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                                 (xv) The Company is not and has not been during
the applicable period specified in Section 897(c)(1)(ii) of the Code a United States real property holding company (as defined in Section 897(c)(2) of the Code).

                            (b) For purposes of this Agreement, "Taxes"
(including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

                  23 BENEFIT PLANS.

                            (a) Section 2.23 of the Disclosure Schedule sets
forth a true and complete list of each Benefit Plan, and each other "employee benefit plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")), that is or was maintained or contributed to by the Company or any affiliate (including any Subsidiary) of the Company or by any trade or business, whether or not incorporated, which together with the Company or any affiliate (including any Subsidiary) would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") within the last six years, for the benefit of any employee, former employee, consultant, officer or director of the Company or any Subsidiary or any ERISA Affiliate (an "ERISA Plan"). Neither the Company nor any Subsidiary has any commitment, whether formal or informal and whether legally binding or not, to create any additional ERISA Plan which could have a Material Adverse Effect.

                            (b) No ERISA Plan is a "multiemployer plan," as such
term is defined in Section (3)(37) of ERISA; no ERISA Plan is subject to Section 412 of the Code or Title IV of ERISA; each of the ERISA Plans is, and has always been, operated in all material respects in accordance with the requirements of all applicable laws, and all persons who participate in the operation of such ERISA Plans and all ERISA Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted substantially in accordance with the provisions of all applicable law. None of the ERISA Plans is intended to be "qualified" within the meaning of Section 401(a) of the Code; no ERISA Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; within the past six years no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any ERISA Plan; and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a liability to or on account of an ERISA Plan pursuant to Title IV of ERISA.

                            (c) Full payment has been made, or will be made in
accordance with section 404(a)(6) of the Code, of all amounts which the Company or any Subsidiary or any ERISA

Affiliate is required to pay under the terms of each of the ERISA Plans as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof have been paid by the Company or any Subsidiary or are properly reflected in accordance with generally accepted accounting principles on the financial statements of the Company and the Subsidiaries.

                            (d) No ERISA Plan provides benefits, including,
without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary or any ERISA Affiliates for periods extending beyond their retirement or other termination of service for which the Company or any Subsidiary is or could be liable. No amounts payable under the ERISA Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                            (e) There has been no prohibited transaction (within
the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any ERISA Plan; neither the Company nor any Subsidiary has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact or event exists that could reasonably give rise to any such liability with respect to the filing of reports with respect to any ERISA Plan; there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the ERISA Plans, or any trusts related thereto or any trustee or administrator thereof, and no material litigation or administrative or other proceeding (including, without limitation, any litigation or proceeding under Title IV of ERISA) has occurred or, to the best knowledge of the Sellers, is threatened involving any ERISA Plan or any trusts related thereto or any trustee or administrator thereof.

                  24 POOLING MATTERS. Neither the Company nor any affiliate (including any Subsidiary), to the best knowledge of such Seller and the Company and the Subsidiaries, based upon inquiries of responsible officers of the Company, has taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by the Buyer or any of its affiliates) would affect the ability of the Buyer to account for the business combination to be effected by this Agreement and the transactions contemplated hereby as a pooling of interests.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

                  The Buyer hereby represents and warrants to each Seller as follows:

                  1 CORPORATE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2 AUTHORIZATION. The Buyer has the requisite corporate power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer pursuant hereto (the "Additional Buyer's Documents") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Additional Buyer's Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Buyer or its stockholders are necessary to authorize this Agreement and the Additional Buyer's Documents and transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the Additional Buyer's Documents will constitute the valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with their respective terms.

                  3 SEC FILINGS.

                            (a) The Buyer has filed all forms, reports and
documents required to be filed by it with the SEC since January 1, 1995. Such forms, reports and documents and all registration statements filed under the Securities Act since January 1, 1995 (the "SEC Reports") (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations thereunder, as amended (collectively, the "Rules and Regulations"), and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made or incorporated by reference therein, in the light of the circumstances under which they were made or incorporated by reference, not misleading.

                            (b) Each of the consolidated financial statements
(including, in each case, any notes thereto) contained or incorporated by reference in the SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and changes in cash flow of the Buyer and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a material adverse effect on the Buyer).

                 4 AUTHORIZATION AND ISSUANCE OF SOFTKEY SHARES. The issuance of the SoftKey Shares has been duly authorized by the Buyer and, upon delivery to the Sellers and the Escrow Agent of the certificate or certificates therefor against receipt of the Company Shares being purchased by the Buyer and the other deliveries by each Seller pursuant hereto, the SoftKey Shares will be validly issued, fully paid and nonassessable, free and clear of all Liens and restrictions other than the restrictions imposed herein or in the Escrow Agreement, on the certificate or certificates or by the Rules and Regulations.

                  5 CONSENTS AND APPROVALS; NON-CONTRAVENTION. Except for any required filings under the HSR Act, neither the execution, delivery or performance of this Agreement or any of the Additional Buyer's Documents by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby or thereby nor compliance by the Buyer with any of the provisions hereof or thereof will (a) violate any provision of the Certificate of Incorporation or By-Laws of the Buyer, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

                  6 LITIGATION. There is no claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the Buyer's knowledge, threatened against or involving the Buyer which in any manner seeks injunctive or other non-monetary relief or seeks to prevent, enjoin, alter or delay any transaction contemplated hereby, nor is there any basis for any such claim, action, suit, inquiry, proceeding or investigation. The Buyer is not subject to any order, writ, injunction or decree which, individually or in the aggregate, has or in the future would have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

                  1 CONSENTS AND APPROVALS. The Buyer and each Seller shall, and each Seller shall cause the Company and the Subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on themselves with respect to the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed on any of them in connection with the transactions contemplated hereby. The Buyer and each Seller shall, and each Seller shall cause the Company and the Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the Buyer, any Seller, the Company or any of the Subsidiaries in connection with the transactions contemplated hereby; provided, however, that neither the Buyer nor any of its affiliates shall be under any obligation to (a) make proposals, execute or carry out agreements or submit to judicial or administrative orders, providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Buyer or any of its affiliates or the Company or any of the Subsidiaries or the holding separate of the Company Shares or imposing or seeking to impose any limitation on the ability of the Buyer or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the Company Shares or (b) otherwise take any step to avoid or eliminate any impediment which may be asserted under any law of the United States or any state governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of the Buyer, could reasonably be expected to result in a material limitation of the benefit expected to be derived by the Buyer as a result of the transactions contemplated hereby or might adversely affect the Company or any Subsidiary or the Buyer or any of the Buyer's affiliates.

                  2 FURTHER ASSURANCES.

                            (a) From time to time after the Closing, each Seller
will use all reasonable efforts (a) to obtain any licenses, permits, waivers, consents, authorizations, qualifications and orders of Governmental Entities or other Persons or entities as the Buyer shall reasonably request to enable the Company and the Subsidiaries to enjoy after the Closing the rights and benefits presently enjoyed by the Company and the Subsidiaries in the operation of the business conducted by the Company or by any Seller in respect of the Company and
(b) to transfer to the Company or any Subsidiary, at the expense of the Sellers, all rights in respect of any leases, licenses or other contracts, commitments or agreements held by any Seller or any of its respective affiliates or other subsidiaries relating to any real or other property used in the conduct of the business conducted by the Company and the Subsidiaries or otherwise use all reasonable efforts to provide benefits to the Company or any Subsidiary or their respective assignees under any such leases, licenses and other contracts, commitments and agreements which are at least as favorable as those in effect immediately prior to the Closing hereunder.

                            (b) After the Closing, the Buyer will (i) use all
reasonable efforts to assist Fox, Rosenberg and Flextech in obtaining the release of any personal guarantees by Fox, Rosenberg or Flextech of lease obligations and other obligations of the Company or the Subsidiaries and
(ii) indemnify Fox, Rosenberg or Flextech, as the case may be from and against any and all of such obligations.

                  3 ACCESS. For a period of at least five years after the Closing Date, (a) the Buyer agrees to cause the Company and the Subsidiaries to retain all financial and Tax records and minute books of the Company and the Subsidiaries relating to the period on or before the Closing Date and (b) the Sellers agree to retain any documents and other materials relating to the Company which are not conveyed pursuant to this Agreement. After such five-year period, none of the Company or any Subsidiary or the Sellers will dispose of such materials without first giving the other party the opportunity, at such other party's expense, to remove and retain all or any part of such materials as it may select. During the period such materials are so retained, each party shall, on reasonable notice, afford representatives of the other party access thereto, during regular business hours, to examine and copy such materials. After the Closing, the Buyer and Sellers shall, and the Buyer shall cause the Company and the Subsidiaries to, provide the requesting party with such assistance at the expense of the requesting party as may reasonably be requested by such party in connection with the preparation of any Tax Return, any audit, or any judicial or administrative proceeding or determination relating to liability for Taxes of Buyer, Sellers, the Company or any Subsidiary and shall provide the requesting party at such party's expense with any reasonable assistance (including, without limitation, making employees available to such party during regular business hours) which may be relevant to such Tax Return, audit, proceeding or determination.


                                   ARTICLE V

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

                  All obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver prior to or at the Closing of the following conditions:

                  1 PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND
WARRANTIES. The Sellers shall have performed all obligations contained herein to be performed by the Sellers at or prior to the Closing and the representations and warranties of the Sellers contained herein shall be true and accurate on and as of the date of this Agreement, and the Buyer shall have received a certificate of the Sellers to that effect.

                  2 NO INJUNCTION OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (an "Injunction") shall be in effect and no request for an Injunction shall be pending before any Governmental Entity and remain undecided for a period of ten business days to restrain, prohibit or otherwise challenge the legality of this Agreement or the transactions contemplated hereby.

                  3 REGULATORY APPROVALS. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated, and Flextech shall have received the approval of the Singapore Stock Exchange for the transactions contemplated hereby.

                  4 SECTION 1445 CERTIFICATES. Each of the Sellers shall have delivered to the Buyer a certificate satisfying the requirements of Section 1445(b)(2) or Section 1445(b)(3) of the Code, as the case may be, in either case, in form and substance satisfactory to the Buyer.

                  5 ESCROW AGREEMENT. The Sellers, the Buyer and the Escrow Agent shall have entered into the Escrow Agreement.

                  6 AFFILIATE LETTERS. To ensure that the business combination to be effected by this Agreement and the transactions contemplated hereby will be accounted for as a pooling of interests, and to ensure compliance with the Securities Act, each Seller shall have signed and delivered to the Buyer a letter in the form attached hereto as Exhibit B (collectively, the "Affiliate Letters"), agreeing, among other things, that such persons will not sell, pledge, transfer or otherwise dispose of any of the SoftKey Shares received as consideration pursuant to Section 1.2 hereof, except in compliance with Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or an effective registration statement under the Securities Act.

                  7 ACCOUNTANTS' LETTERS. The Buyer shall have received from Coopers & Lybrand L.L.P. and Ernst & Young LLP the letters described in Section
1.9 hereof, unless the Buyer's failure to receive one or both of such letters results from a willful action taken by the Buyer which prevents either Coopers & Lybrand L.L.P. or Ernst & Young LLP from delivering or causing to be delivered its respective letter.

                  8 TERMINATIONS AND ASSIGNMENTS.

                            (a) The following contracts shall have been
terminated (with, where requested by the Buyer, appropriate waivers of past noncompliance) without cost or other adverse effect on the Buyer:

                                 (i) Agreement of Shareholders of Future Vision
Holding, Inc. dated April 8, 1994 by and among Fox, Rosenberg and Flextech;

                                 (ii) Security and Pledge Agreement dated as of
April 8, 1994 between the Company and Flextech;

                                 (iii) Employment Agreement dated as of January
1, 1994 by and between the Company and Fox;

                                 (iv) Employment Agreement dated as of January
1, 1994 by and between the Company and Rosenberg;

                                 (v) Employment Agreement dated January 1, 1995
by and between the Company and Scott Tobin;

                                 (vi) Employment Agreement dated January 1, 1995
by and between the Company and Eva Rosenstein;

                                 (vii) Agreement of Shareholders of Inter-
active Publishing Corporation dated March 5, 1993 among Fox, Rosenberg, Joseph Au Sai Chuen and Interactive Publishing Corporation;

                                 (viii) Share Swap Agreement dated as of April
8, 1994 between Flextech, Fox and Rosenberg;

                                 (ix) Agreement dated November 14, 1993 by and
between Altholz and Shelly Avrahami;

                                 (x) the license agreement between Electec Pte.
Ltd. ("Electec") and Future Vision Holding, Inc. and its subsidiaries, Future Vision Multimedia, Inc. and Multimedia Products Corporation, evidenced by (i) a facsimile dated August 31, 1994 from Joseph Au to Fox, (ii) a facsimile dated September 5, 1994 from Fox to Joseph Au and (iii) a Letter of Authorization dated October 19, 1994, signed by Joseph B. Tuchinsky, General Counsel of the Company;

                                 (xi) Sales Distribution Agreement dated
December 15, 1993 by and between the Company and Flextech Holdings Pte Ltd; and

                                 (xii) Stock Pledge Agreement dated as of July
10, 1995 by and between FVH Asia Pte Ltd., a Singapore corporation, and Altholz and Abrahami, and the stock power issued in connection therewith.

                            (b) Fox shall have caused Advanced Strategies
Corporation, a New York corporation ("ASC"), to transfer to the

Company any and all assets of ASC relating to the business of the Company or any Subsidiary identified by Buyer for transfer.

                  9 CONVERSION OF NOTE. The $2,000,000 principal amount Secured Convertible Note dated April 8, 1994 made by the Company to Flextech shall have been converted into 2,807,429 shares of Company Common Stock in accordance with its terms and cancelled.

                  10 STOCKHOLDER APPROVAL. Flextech shall have received the approval of its stockholders for the transactions contemplated hereby.

                  11 CANCELLED PROMISSORY NOTES. Evidence, satisfactory to the Buyer, of payment and cancellation of the following promissory notes shall have been delivered to the Buyer:

                            (a) Promissory Note for $500,000 dated September
1, 1994 held by Flextech (maturity date: June 1, 1995);

                            (b) Promissory Note for $500,000 dated February
21, 1995 held by Flextech (maturity date: June 21, 1995);

                            (c) Promissory Note for $500,000 dated August 18,
1994 held by Joseph Au (maturity date: May 31, 1995);

                            (d) Promissory Note for $500,000 dated December 8,
1994 held by Flextech (maturity date: April 8, 1995); and

                            (e) Promissory Note for $250,000 dated April 8, 1994
held by Kentfield Associates (maturity date: June 1, 1995).

                  12 TRANSLATION OF DOCUMENTS. The Company shall have provided an accurate summary in the English language of all documents included in the Disclosure Schedule which are in the Hebrew language


                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

                  All obligations of Sellers to consummate the transac-tions contemplated by this Agreement are subject to the satis-faction or waiver prior to or at the Closing of the following conditions:

                  1 PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND
WARRANTIES. The Buyer shall have performed all obligations contained herein to be performed by the Buyer at or prior to the Closing and the representations and warranties of the Buyer contained herein shall be true and accurate on and as of the date of this Agreement, and the Sellers shall have received a certificate of the Buyer to that effect.

                  2 NO INJUNCTION OR RESTRAINTS. No Injunction shall be in effect and no request for an Injunction shall be pending before any Governmental Entity and remain undecided for a period of ten business days to restrain, prohibit or otherwise challenge the legality of this Agreement or the transactions contemplated hereby.

                  3 REGULATORY APPROVALS. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated, and Flextech shall have received the approval of the Singapore Stock Exchange for the transactions contemplated hereby.


                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

                  1 SURVIVAL. All representations and warranties contained in this Agreement shall survive the Closing until (a) for items expected to be encountered in the audit process, as determined by the Buyer's independent auditors in their reasonable judgment, the earlier to occur of (i) one year after the Closing or (ii) the issuance of the first independent audit report on the Buyer's financial statements after the Closing, which financial statements include the financial results of the Company, or (b) for all other items, one year after the Closing, but thereafter shall be of no further force or effect. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

                  2 INDEMNIFICATION.

                            (a) Each Seller other than Abrams and Barlow agrees
to indemnify and hold harmless the Buyer and its subsidiaries and affiliates and their respective officers, directors, employees and agents against and in respect of any loss, liability (including without limitation any liability for Taxes), damage, deficiency, cost and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees incurred in connection with any claim, suit or proceeding brought against an indemnified party and including without limitation all costs and expenses incurred in connection with any threatened claim of a third party relating to any patent application, patent right, trademark, trademark application, trade name, service mark, service mark application, copyright, copyright registration or trade secret infringement including without limitation all costs and expenses incurred in connection with any recalls (such as costs of returns, freight, costs to receive returns, costs of returning content, royalties not recovered and other similar costs), editing, modifying or repackaging of existing Products) (collectively, "Losses") incurred or sustained by any of them as a result of (i) any breach by such Seller of this Agreement, including its or his representations, warranties and covenants contained herein or in any agreement, document or other instrument delivered pursuant hereto or in connection herewith or (ii) any threatened or actual infringement by the Intellectual Property currently used, sold, licensed or disposed of by the Company or any Subsidiary or proposed to be used, sold, licensed or disposed of by the Company on the rights of any Person, regardless of whether such infringement constitutes a breach by such Seller of this Agreement; provided, however, that (x) indemnification under clause (ii) of this Section 7.2(a) as a result of any threatened infringement shall be available only for Losses incurred or sustained based upon any action taken by the Buyer in the exercise of reasonable business judgment, taking into account the gravity of the threatened infringement that occurred, is occurring or would occur if the Buyer failed to take any action and
(y) no indemnification shall be available under this Section 7.2(a) for any actions taken by the Buyer or the Company or any Subsidiary after the Closing, including without limitation any change by the Buyer or the Company or any Subsidiary in any use of any Intellectual Property from the use of such Intellectual Property made by the Company or any such Subsidiary prior to the Closing. The Sellers shall not be required to indemnify the Buyer (and the other indemnified parties set forth in this Section 7.2(a)) hereunder for a breach of Section 2.12 hereof (or any other Section of this Agreement which is also breached by such event) or under clause (ii) of this Section 7.2(a) unless and until the aggregate Losses in connection therewith exceed $35,000, provided that the aforementioned $35,000 basket shall not apply in respect of Losses related to, or arising out of, conditions, events or circumstances known to the Sellers prior to the Closing and not disclosed in this Agreement or the Disclosure Schedule. No investigation made by the Buyer or any other Person shall affect any representation or warranty of any Seller contained in this Agreement or the indemnification obligation of the Sellers set forth herein.

                            (b) The Buyer agrees to indemnify and hold harmless
each Seller and its respective affiliates and agents and, as to any Seller organized in corporate form, its officers, directors and employees, against and in respect of any Losses incurred or sustained by any of them as a result of any breach by the Buyer of this Agreement, including the representations, warranties and covenants contained herein or in any agreement, document or other instrument delivered pursuant hereto or in connection herewith.

                            (c) No party shall be entitled to make any claim for
indemnification under this Article VII on account of any representation, warranty or covenant contained herein after the date on which the same ceases to survive pursuant to Section 7.1 hereof; provided, however, that if prior to such date, the Indemnitor (as hereinafter defined) shall have received written notice of a claim or event in accordance with Section 7.3 hereof, such claim or event, if diligently pursued, shall continue as a basis for indemnity until it is finally resolved.

                            (d) Losses as defined in Section 7.2(a) hereof shall
be limited to the amount of actual Losses sustained by the Indemnitee (as hereinafter defined), net of any insurance proceeds recovered by the Indemnitee under its insurance policies.

                  3 PROCEDURE FOR INDEMNIFICATION.

                            (a) Any Person or entity entitled to assert a claim
for indemnification under this Agreement (the "Indemnitee") shall give prompt written notice to the indemnifying party (the "Indemnitor") of any claim or event known to it which does or may give rise to a claim for indemnification hereunder by the Indemnitee against the Indemnitor; provided that the failure of any Indemnitee to give notice as provided in this Section 7.3 shall not relieve the Indemnitor of its obligations under this Article VII, except to the extent that such failure has materially and adversely affected the rights of the Indemnitor. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Agreement (a "Third-Party Claim"), the Indemnitee shall also give the Indemnitor copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by the Indemnitee.

                            (b) An Indemnitor may elect to compromise or defend,
at such Indemnitor's own expense and by such Indemnitor's own counsel, any Third-Party Claim. If an Indemnitor elects to compromise or defend a Third-Party Claim, it shall, within 30 days of its receipt of the notice provided pursuant to Section 7.3(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. Such Indemnitor shall pay such Indemnitee's actual out-of-pocket expenses incurred in connection with such cooperation. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnitor shall not be liable to such Indemnitee under this Article VII for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall have the right to employ one counsel of its choice to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnitor exists in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor. If an Indemnitor elects not to compromise or defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 7.3, such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

                            (c) If there is a reasonable likelihood that a
Third-Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder, such Indemnitee will have the right, after consultation with the Indemnitor and at the cost and expense of the Indemnitor, to defend such Third-Party Claim.

                            (d) If the amount of any Losses shall, at any time
subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

                  4 REMEDIES CUMULATIVE.

                            (a) The Buyer's recourse against each of the Sellers
with respect to damages resulting from the breach of any representation, warranty or covenant contained in this Agreement, whether such recourse is sought under Section 7.3 or otherwise, shall be limited to the SoftKey Shares or, as to any of the SoftKey Shares which have been sold or otherwise disposed of by such Seller at or prior to the time such damages are payable, the proceeds of the sale or disposition of such SoftKey Shares.

                            (b) The Sellers hereby acknowledge and agree that
money damages would not be a sufficient remedy for, and the Buyer would be irreparably harmed by, certain breaches by any of them of this Agreement and that the Buyer shall be entitled to specific performance and injunctive relief, without payment of bond or security, as remedies for any such breach.

                            (c) The remedies available to any party for any
breach of this Agreement by any other party shall be cumulative and shall not preclude the assertion by any such party of any other rights or the seeking of any other legal, equitable or statutory remedies against any other party.

                            (d) In the event that any party to this Agreement
shall be in default of any covenant, agreement or other continuing obligation hereunder, any nondefaulting party shall send a written notice to the defaulting party informing the defaulting party, in reasonable detail, of the existence and nature of such default. The defaulting party shall then have 30 days (after receipt of such notice) to cure such default. If, immediately after the end of that 30-day period, the default has not been cured, then the nondefaulting party may declare this Agreement in default and pursue all remedies against the defaulting party.


                                  ARTICLE VIII

                          TERMINATION PRIOR TO CLOSING

                  1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing Date, as follows:

                            (a) by mutual written consent of the Buyer and the
Sellers;

                            (b) by the Buyer if: (i) Fox, Rosenberg, Altholz or
Abrahami shall have died or become permanently disabled; (ii) a temporary restraining order, preliminary or permanent injunction or other order shall be in effect or a request therefor shall be pending and remain undecided for a period of ten business days to restrain, prohibit or otherwise challenge the rights of the Company or any of the Subsidiaries to manufacture, market, sell or distribute (A) Infopedia or (B) any product or products which, individually or in the aggregate, were responsible for net sales of at least $2,000,000 in the twelve months ended June 30, 1995; (iii) a bona fide, written claim, action, suit, inquiry, proceeding or investigation shall be brought after the date of this Agreement asserting damages against the Company or any of the Subsidiaries in an amount equal to or exceeding $5,000,000; (iv) the facility leased by the Company or a Subsidiary located in: Great Neck, New York, Nanuet, New York or the State of Israel shall be substantially or totally impaired by a casualty loss or act of God; (v) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon purchases or sales of or trading in securities generally and is reasonably expected to cause a Material Adverse Effect; (vi) the declaration of a banking moratorium or any suspension of payments in respect of banks of the United States or any limitation by any governmental authority on, or any other event which has a reasonable likelihood of adversely affecting, the extension of credit by banks or lending institutions in the

United States generally shall have occurred, which declaration, suspension or limitation shall be reasonably expected to cause a Material Adverse Effect; or
(vii) an outbreak of major hostilities or other national or international calamity or any substantial change in national or international political, financial or economic conditions shall have occurred or shall have accelerated or escalated and shall be reasonably likely to cause a Material Adverse Effect;

                            (c) by the Sellers or the Buyer by written notice to
the other party or parties at any time prior to the Closing Date in the event that (i) any representation or warranty made by such other party or parties in this Agreement proves to have been materially incorrect or misleading when made or (ii) such other party or parties has or have materially failed to perform and observe any of the covenants or agreements in this Agreement; or

                            (d) by the Sellers or the Buyer, if the Closing has
not occurred on or before September 30, 1995 and this Agreement has not previously been terminated; provided, however, that the right to terminate the Agreement under this Section 8.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 8.1 hereof, this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of the Sellers or the Buyer, except that the provisions and obligations set forth in Sections 9.2, 9.3, 9.6 and 9.10 shall survive such termination. No termination of this Agreement shall terminate or otherwise impair the Confidentiality Agreement between the Buyer and the Company.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  1 AMENDMENT AND WAIVER. No amendment of any provision of
this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing
                                       46
by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other parties shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

                  2 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, each of the parties hereto agrees to pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees of its counsel, accountants and consultants. Notwithstanding the foregoing, the Sellers shall bear the following costs and expenses of the Company and the Subsidiaries in connection with this Agreement to the extent that such costs and expenses exceed $50,000 in the aggregate:

                            (a) the fees and expenses of Morrison & Foerster,
counsel to the Company; and

                            (b) the fees and expenses of Ernst & Young LLP,
accountants to the Company.

                  3 BROKER'S AND FINDER'S FEES. Each Seller hereby represents and warrants to the Buyer with respect to each Seller and the Company and the Subsidiaries, and the Buyer hereby represents and warrants to each Seller with respect to the Buyer, that no Person or entity is entitled to receive from any Seller or the Company or any Subsidiary, on the one hand, or from the Buyer, on the other hand, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby; except that Robertson, Stephens & Company, L.P. is entitled to receive an investment banking fee of $500,000 from the Buyer.

                  4 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed) or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, as specified below):

                           (a)      If to the Buyer:

                                    SoftKey International Inc.
                                    One Athenaeum Street
                                    Cambridge, Massachusetts 02142
                                    Attention: Neal S. Winneg, Esq.
                                    Facsimile No.: (617) 494-5660

                                    With a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    One Beacon Street
                                    Boston, Massachusetts 02108
                                    Attention:  Louis A. Goodman, Esq.
                                    Facsimile No.: (617) 573-4822

                           (b)      If to the Sellers:

                                    c/o Future Vision Holding, Inc.
                                    60 Cutter Mill Road, Suite 502
                                    Great Neck, New York 11021
                                    Attention:  Harry Fox
                                    Facsimile No: (516) 773-0990

                           With a copy to:

                                    Morrison & Foerster
                                    345 California Street
                                    San Francisco, California  94104-2675
                                    Attention: Bruce Alan Mann, Esq.
                                    Facsimile No.: (415) 677-7522

The address of a party for the purposes of this Section 9.4 may be changed by giving written notice to the other party or parties of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue to effect for all purposes hereunder.

                  5 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and the documents referred to herein (a) constitute the entire agreement and supersede all other agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (provided that any confidentiality agreement shall survive the execution of this Agreement), and
(b) shall not be assigned by any party (by operation of law or otherwise) without the prior written consent of the other parties, except that the Buyer may assign, in its sole discretion, any of its rights, interests and obligations hereunder to any affiliate of the Buyer; provided, however, that no such assignment shall relieve the Buyer of its obligations hereunder.

                  6 APPLICABLE LAW. This Agreement shall be governed by and be construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles thereof relating to conflicts of laws. The parties hereby consent to the jurisdiction of Massachusetts state and federal courts over all matters relating to this Agreement.

                  7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, subject to Section 9.5(b) hereof, their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9 HEADINGS; PRONOUNS AND CONJUNCTIONS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated herein or the context otherwise requires, the masculine pronoun shall include the feminine and neuter and the singular shall include the plural. The word "or" shall not be deemed exclusive.

                  10 ANNOUNCEMENTS. Except as required by law or the rules of the Nasdaq National Market or any national securities exchange, for so long as this Agreement is in effect, no announcement of this Agreement or the transactions contemplated hereby shall be made by any of the parties without the written consent of the other party or parties, which consent shall not be unreasonably withheld.

                  11 SEVERABILITY. In case any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions, covenants or restrictions, or of such term, provision, covenant or restriction in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal as of the date first written above.

                                              SOFTKEY INTERNATIONAL INC.

                                              By:
                                                 ------------------------
                                                 Name:
                                                 Title:

                                              FLEXTECH HOLDINGS PTE LTD

                                              By:
                                                 ------------------------
                                                 Name:
                                                 Title:

                                              ---------------------------
                                              Harry Fox

                                              ---------------------------
                                              Joseph Abrams

                                              ---------------------------
                                              Sol Rosenberg

                                              ---------------------------
                                              Mathew Barlow

                                              ---------------------------
                                              Seth Altholz

                                              ---------------------------
                                              Shelly Abrahami

                                              K.H. TRUSTEES LTD.

                                              By:
                                                 ------------------------
                                                 Name:
                                                 Title:

                                              ---------------------------
                                              Samuel Zemsky

                                   SCHEDULE I

                              SELLERS' INFORMATION


================================================================================
                                                           Number of SoftKey
                            Number of Company              Shares to be
                            Shares to be Sold              Issued in the Name
Name of Seller              at Closing                     of Seller at Closing*
--------------------------------------------------------------------------------
Flextech                    10,211,359.51**                      449,336
--------------------------------------------------------------------------------
Fox                          5,892,923.78                        259,309
--------------------------------------------------------------------------------
Abrams                         465,687.13                         20,492
--------------------------------------------------------------------------------
Rosenberg                    2,548,893.89                        112,160
--------------------------------------------------------------------------------
Barlow                         138,715.31                          6,104
--------------------------------------------------------------------------------
Zemsky                         250,000                            11,001
--------------------------------------------------------------------------------
KHT                            595,750                            26,215
--------------------------------------------------------------------------------
Altholz                      1,142,500                            50,274
--------------------------------------------------------------------------------
Abrahami                       761,750                            33,520
================================================================================

-------------------
* These amounts are gross of any withholding Taxes. If the Buyer must withhold from any Seller, the number of SoftKey Shares to be issued in the name of that Seller will be decreased by the number of SoftKey Shares required to be withheld by the Buyer. In addition, these amounts do not reflect any proportional adjustments which may be made at the Closing under Section 1.2(b) of the Agreement.

** Includes 2,807,429 shares to be issued to Flextech upon conversion of the Secured Convertible Note dated April 8, 1994 referred to in Section
         5.9 of the Agreement.
